Exhibit 5.1

[LETTERHEAD OF LINIYA PRAVA]

October 25, 2004

Mechel Steel Group OAO

Krasnopresnenskaya Naberezhnaya 12

Moscow 123610

Russian Federation

Re:	Mechel Steel Group OAO (the “Company”)

Registration Statement on Form F-l (Registration No. 333-119497)

Ladies and Gentlemen,

We have acted as your special Russian counsel in connection with the registration by the Company of 47,871,135 common shares (the “Shares”) of the Company, nominal value 10 rubles per share, in the form of American depositary shares (the “ADSs”), each representing three Shares and evidenced by American depositary receipts (the “ADRs”), pursuant to a registration statement on Form F-1 under the U.S. Securities Act of 1933, as amended (the “Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 4, 2004 (File No. 333-119497), as amended to date (the “Registration Statement”). Of the Shares, (i) 33,301,659 Shares are expected to be issued and sold by the Company and (ii) up to 14,569,476 shares are expected to be sold by certain shareholders of the Company pursuant to an Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

You have requested our opinion concerning the validity of the Shares in connection with the registration described above.

In our capacity as special Russian counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transactions only of, and this opinion is limited to, the internal laws of the Russian Federation that are applicable to securities transactions of this kind. It should be noted that the laws of the Russian Federation are vague, in a state of flux and frequently inconsistent, and that there does not exist any system of precedent nor effective system, under which the promulgation of administrative regulations having the force of law are made publicly available on a regular basis.

We also express no opinion in the event of (a) a change by authorized officials of the Russian Federation in the interpretation of any law or regulation of the Russian Federation; (b) the adoption of a retroactive law or regulation by authorized officials of the Russian Federation; or (c) an application of any law or regulation of the Russian Federation by authorized officials in a manner inconsistent with a previous application thereof.

Subject to the foregoing, it is our opinion that the Shares referred to in subclause (i) of the first paragraph hereof have been duly authorized by the Company and (i) upon issuance, delivery and payment therefor in accordance with (a) the Decision on Issuance of the Company, dated April 7, 2004, relating to the Shares; (b) the Prospectus of the Company approved by the Russian Federal Service for the Financial Markets on August 26, 2003; and (c) the provisions of the Underwriting Agreement, the Shares will be validly issued, fully paid, and nonassessable. However, if the Russian Federal Service for the Financial Markets declares the placement invalid and therefore does not register the report of issuance of the Common Shares, the Shares referred to in subclause (i) of the first paragraph hereof will be cancelled. Also subject to the foregoing, it is our opinion that the Shares referred to in subclause (ii) of the first paragraph hereof have been duly authorized by the Company and are validly issued, fully paid, and nonassessable.

No opinion is expressed as to any matter not discussed herein. This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof.

This opinion is provided for use in connection with the registration of the Shares by the Company pursuant to the Registration Statement and may not be relied upon by anyone for any other purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ Andrei Novakovskiy

Andrei Novakovskiy

Liniya Prava

Managing Partner

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